Exhibit 32

Certification

Pursuant to Rule 13a-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Sections 1350(a) and (b))

I, J.W. Marriott, Jr., Chairman of the Board and Chief Executive Officer of Marriott International, Inc. (the “Company”) certify that:

(1)	the quarterly report on Form 10-Q of the Company for the period ended June 13, 2008, (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 11, 2008	/s/ J.W. Marriott, Jr.
J.W. Marriott, Jr. Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

I, Arne M. Sorenson, Executive Vice President and Chief Financial Officer of Marriott International, Inc. (the “Company”) certify that:

(1)	the quarterly report on Form 10-Q of the Company for the period ended June 13, 2008, (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 11, 2008	/s/ Arne M. Sorenson
Arne M. Sorenson Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit 32

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